Exhibit 23.1

Consent of Independent Certifying Accountant

Consent of Registered Independent Certifying Accountant

We consent to the use of our report dated June 23, 2008 pertaining to our audit of the financial statements of Global Immune Technologies, Inc. (SEC file no: 0-30520) as of March 31, 2008 and for the year then ended, solely for filing with Company’s Form 10-K for the year ended March 31, 2009 filed on or about November 12, 2010.

JORGENSEN & CO.

JORGENSEN & CO.

Bellevue, WA

November 12, 2010